Eternal Energy Corp.’s Summer 2006 Newsletter is Available on Website

LITTLETON, Colo., August 3, 2006 (PRIMEZONE) -- Eternal Energy Corp. (OTCBB:EERG) announced today that its Summer 2006 Newsletter is available on its website, www.eternalenergy.com. The Newsletter discusses the company’s Quad 14 and Quad 41/42 North Sea prospects, the short-term challenges in obtaining drilling rigs for smaller exploration companies, and provides an update regarding the company’s Nevada prospects.

About Eternal Energy Corp.:

Eternal Energy Corp. is an oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada and the North Sea. The company was incorporated in Nevada on July 25, 2003 to engage in the acquisition, exploration, and development of natural resource properties.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of Eternal Energy Corp. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

CONTACT: Eternal Energy Corp.
Bradley M. Colby
(303) 385-1230